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                             Exhibit 10.10

                       REALTY INCOME CORPORATION
                       MANAGEMENT INCENTIVE PLAN

I.  INTRODUCTION

The Realty Income Corporation Management Incentive Plan is an annual, stock and cash-based incentive plan that is designed to ensure that Realty Income Corporation (Realty Income) is managed in keeping with the best short- and long-term interests of its shareholders and employees. In light of this objective, the plan rewards certain executives for the achievement of key corporate and individual-specific performance objectives. A participant's total award shall be determined on the basis of annual performance and shall be made in the form of restricted stock, stock options and cash, which encourage executives to focus on Realty Income Corporation's long-term success and shareholder interests. This document sets forth all terms and conditions of the plan as approved by the Board of Directors.

II.  DEFINITIONS

For the purposes of the Plan, the following terms shall have the meaning set forth below:

      "Board" means the Board of Directors of Realty Income.

      "CEO" means the Chief Executive Officer of Realty Income.

      "Change in Control" means the acquisition of shares of Realty Income Common Stock by any person, entity or group in a transaction or series of transactions, resulting in the beneficial ownership of more than thirty percent of the outstanding Common Stock of Realty Income; a merger, consolidation or sale of substantially all the assets of Realty Income; a contested election of directors of Realty Income resulting in a majority of the nominees recommended by the Board of Directors of Realty Income not being elected; a change in composition within a sixty day period of a majority of Realty Income's Board of Directors; or any other event which results in a change of voting power sufficient to elect a majority of the Board of Directors of Realty Income.

      "Committee" means the Compensation Committee of the Board of Directors of Realty Income.

      "Date of Grant" means December 31 of the year for which performance is being measured.

      "Exercise Price" of a Realty Income stock option means the price at which a share of Realty Income common stock can be purchased over a specified option term.

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      "Funds from Operations" or "FFO" means net income excluding gain or loss from sales of properties, plus provision for impairment losses, plus depreciation and amortization. FFO per share means total FFO for a Performance Period divided by the average number of Common Shares outstanding for the Performance Period.

      "Grant Price" means the per share market value of Realty Income common stock on the date a Total Award is made.

      "Individual-Specific" means individual performance measures and/or objectives that can determine a portion of a Participant's Total Award.

      "Maximum Award" means a Participant's maximum award for a certain portion of the Plan for a Performance Period. Maximum Award is determined by the Committee under the Plan and typically is expressed as a percentage of a Participant's Target Award.

      "Maximum Performance" means the performance objective at or above which a Maximum Award is made for a certain portion of the Plan.

      "Minimum Award" means a Participant's minimum award for a certain portion of the Plan for a Performance Period. Minimum Award is determined by the Committee under the Plan and typically is expressed as a percentage of a Participant's Target Award.

      "Minimum Performance" means the performance objective at which a Minimum Award is made for a certain portion of the Plan and below which no award is made for that portion of the Plan.

      "Participant" means any executive or key employee of Realty
      Income selected by the Committee to participate in the Plan.

      "Peer Group" means the group of peer companies used in Realty Income's proxy statement performance graph.

      "Performance Period" means a Realty Income fiscal year for which Total Awards under the Plan are made.

      "Plan" means the Realty Income Corporation Management Incentive
      Plan.

      "President" means the President of Realty Income.

      "Target Award" means a Participant's target award for a certain portion of the Plan for a Performance Period. Target Award for each portion of the Plan is determined on the basis of the weight assigned to that portion of the Plan (i.e., a certain performance measure) and a Participant's Target Total Award.

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      "Target Total Award" means a Participant's target Total Award for a Performance Period, as determined by the Committee under the Plan. Target Total Award typically is expressed as a percentage of a Participant's base salary.

      "Target Performance" means the performance objective at which a Target Award is made for a certain portion of the Plan.

      "Total Award" means a stock and cash-based award made by the Board to any Plan Participant for performance on FFO, TSR, and Individual-Specific objectives for a Performance Period.

      "Total Shareholder Return" or "TSR" means a shareholder's annual percentage return on an investment in stock, including stock appreciation and dividends. TSR is calculated by adding Realty Income's stock price on the last day of a Performance Period to total dividends for that Performance Period, dividing the resulting value by Realty Income's stock price on the last day of the preceding Performance Period, and subtracting one from the resulting value.

III.  BASIC APPROACH

The Plan rewards Participants for the achievement of three performance objectives:

      A predetermined FFO per share objective
      A predetermined measure of TSR relative to the Peer Group
      Individual-Specific objectives.

The Committee shall set a Target Total Award for each Participant that is expressed as a percentage of the Participant's base salary. A Target Total Award is set on the basis of competitive pay practices and the scope of a Participant's responsibilities. Each performance objective carries a certain weight in determining a Participant's actual Total Award. FFO performance carries a weight of 60%, TSR performance carries a weight of 20%, and Individual-Specific performance carries a weight of 20% of the Total Award.

      FFO PER SHARE PERFORMANCE. FFO per share performance shall be measured by the amount of increase in FFO per share for the Performance Period over the previous Performance Period. Performance awards for percentage FFO growth shall be determined as set forth on Exhibit "1," attached hereto and incorporated herein.








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      RELATIVE TSR PERFORMANCE. TSR performance shall be measured as follows:

                                         Performance Level
                                   ------------------------------
TSR Performance
TSR Objective (e.g., TSR Rank
  Relative to Peer Group)          Third       Second       First
Percentage of Target Award Made
  for TSR Performance               50%          100%        150%

      No award shall be made to Participants for the relative TSR portion of the Plan if actual TSR is zero or negative, regardless of TSR performance vis-a-vis the Peer Group for the Performance Period.

      INDIVIDUAL-SPECIFIC PERFORMANCE. At the beginning of a Performance Period, the CEO and the Board shall work with the Participants to develop their Individual-Specific objectives. Following the end of each Performance Period, the CEO shall make recommendations to the Committee on the percentage of Target Award that should be paid to a Participant on the basis of whether individual performance is below expectations, meets expectations, or exceeds expectations. The individual portion of the award shall be between 0% and 150%, which percentage shall be determined by the Committee.

After actual performance and corresponding awards for each portion of the Plan are determined, a Participant's Total Award shall be calculated as the sum of awards from each portion of the Plan. Straight-line interpolation shall be used to determine award levels for actual performance between performance increments for FFO performance. A Participant shall receive no award on a performance measure if actual performance for that measure is below the Minimum Performance objective. A Participant shall receive the Maximum Award on a performance measure if actual performance for that measure is at or above the Maximum Performance objective.

After a Participant's Total Award (up to 100% of the Target Total Award) is calculated, 25% of the Participant's Total Award shall be paid in cash, 25% shall be in the form of restricted stock and 50% shall be made in the form of stock options. All awards above the Target Total Award level shall be in the form of stock options. The number of underlying shares that is granted in the form of restricted stock shall be determined by dividing 25% of the Total Award (up to the Target Total Award level) by Realty Income's stock price (the Grant Price) on the Date of Grant. The number of underlying shares that is granted in the form of stock options shall be determined by dividing the balance of the Total Award, less the amount paid in cash, by the expected value of a Realty Income stock option on the Date of Grant (using the same Grant Price). The expected value of a Realty Income stock option shall be estimated using the binomial option valuation formula, a widely accepted formula for determining the

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expected value of stock options.  The Exercise Price of stock options shall equal the Grant Price.

The number of restricted stock and stock option shares granted shall be rounded to the nearest 100. The Table below provides an example of how the number of underlying shares granted in the form of restricted stock and stock options is determined for a Participant who earns an assumed Total Award of $40,000. Assuming the Total Award does not exceed the Target Award, $10,000 (25%) would be paid in cash, and the balance would be computed as follows:

TABLE
HOW THE NUMBER OF UNDERLYING SHARES FOR A TOTAL AWARD IS DETERMINED -
  EXAMPLE (ASSUMING TOTAL AWARD OF $40,000)

         Number of Underlying Shares Made in Restricted Stock
----------------------------------------------------------------------
                                                           Number of
    25% of Total                                           RS Shares
   Award Made in        Assumed        Number of          (Rounded to
  Restricted Stock    Grant Price      RS Shares          Nearest 100)
  ----------------    -----------      ---------          ------------
      $10,000           $22.00            455                  500


           Number of Underlying Shares Made in Stock Options
----------------------------------------------------------------------
                                                           Number of
   50% of Total                  Assumed                   SO Shares
  Award Made in     Assumed      Binomial    Number of    (Rounded to
  Stock Options   Grant Price    Value (1)   SO Shares    Nearest 100)
  -------------   -----------    --------    ---------    ------------
     $20,000        $22.00        $5.76        3,472        3,500

  RS: restricted stock; SO: stock option.

 (1) Assumed binomial option value of $5.76 was determined using assumptions for interest rate, stock volatility, dividend yield, and option term.


All restricted stock and stock option grants made pursuant to the Plan shall be made in accordance with the provisions of Realty Income's Stock Incentive Plan.

IV.  ASSESSMENT OF PERFORMANCE

Actual performance for FFO, TSR, and Individual-Specific measures shall be determined as of the last day of a Performance Period.
Actual performance shall be assessed as soon as feasible after the end of a Performance Period.


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V.  ADJUSTMENT OF PERFORMANCE OBJECTIVES

The Committee shall have the authority to change performance objectives from one Performance Period to another or in the event of special circumstances (e.g., in the event that a company is added to or omitted from the Peer Group that is used to determine relative TSR performance).

At the beginning of each Performance Period (i.e., within the first three months of the Performance Period), the Board and/or CEO shall work with other Participants to develop their Individual-Specific objectives. The Board and/or CEO shall have the authority to change performance objectives from one Performance Period to another or in the event of special circumstances (e.g., in the event that a Participant's position or scope of responsibilities change).

VI.  ADJUSTMENT OF AWARDS LEVELS

The Committee shall set Participants' Target Total Award, Minimum
Award, Target Award, and Maximum Award levels under the Plan and shall have the authority to adjust award levels on the basis of competitive practices and/or Realty Income's business objectives.

VII.  TIMING OF TOTAL AWARD PAYMENTS

All Total Awards shall be made as soon as feasible after all performance results for the Performance Period are available. The number of underlying shares for restricted stock and stock options that are granted shall be determined on the basis of Realty Income's stock price (the Grant Price) on the Date of Grant.

VIII.  VESTING OF TOTAL AWARDS

Restricted stock and stock options that comprise a Total Award shall vest over three years, with one-third of the Total Award vesting one year after the Date of Grant, one-third vesting two years after the Date of Grant, and one-third vesting three years after the Date of Grant. Dividends on the restricted stock portion of a Total Award shall be payable from the Date of Grant.

IX.  PARTICIPATION

Participation in the Plan shall be limited to executives and key employees who have a significant impact on the growth and profitability of Realty Income. The CEO shall make recommendations to the Committee on which executives and key employees should participate in the Plan. The Committee shall have the authority to approve employees for participation in the Plan.





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X.  SEPARATION OF EMPLOYMENT

Payment of a Total Award under the Plan shall be conditioned on a Participant's continued employment with Realty Income during the entire Performance Period.

SEPARATION OF EMPLOYMENT FOR CAUSE. In the event that a Participant's employment with Realty Income is terminated for a reason other than death, disability, retirement, or a Change in Control, any Total Award for the current, incomplete Performance Period shall be forfeited.

SEPARATION OF EMPLOYMENT WITHOUT CAUSE. If employment ends by reason of death, disability, retirement, or a Change in Control, a Total Award shall be paid subject to the conditions of the Plan and Committee approval, except that the Total Award shall be prorated on the basis of the number of months in the Performance Period actually completed prior to said death, disability, retirement, or Change in Control.

      TIMING AND FORM OF PAYMENT. If employment ends by reason of death, disability, or retirement, such a Total Award shall be payable in cash at the same time as those paid to Participants who complete the Performance Period (as described in Section VII above).

      If employment ends by reason of a Change in Control, a prorated Target Total Award shall be payable in cash immediately. The prorated Target Total Award shall be made on the basis of the number of months in the Performance Period actually completed prior to the Change in Control.

      NONVESTED STOCK AWARDS EARNED FROM PRECEDING PERFORMANCE PERIODS. If employment ends by reason of death, disability, retirement, or a Change in Control, all nonvested restricted stock and stock options earned in preceding Performance Periods shall vest in accordance with the provisions of Realty Income's Stock Incentive Plan.

XI.  MISCELLANEOUS

 (a) Term and Adoption of the Plan - The Plan, as set forth herein, shall become effective on January 1, 1998. The Plan shall remain in effect until it is terminated pursuant to subsection
      (b) below. The adoption of this Plan or any modification hereof does not imply any commitment to continue the Plan, or any modification thereof, or adopt any other plan for incentive compensation for any succeeding year. Neither the Plan nor any Total Award made under the Plan shall create any employment contract or relationship between Realty Income and any Participant. Furthermore, no person has any rights with respect to a Total Award until it is payable to such person after the expiration of the applicable Performance Period and verification

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      of actual performance on FFO, TSR, and applicable Individual-
      Specific measures.

 (b) Right to Amend or Terminate the Plan - The Board can amend, suspend, or terminate the Plan at any time and for any reason, except that the provisions of the Plan pertaining to the amount and timing of a Total Award shall not be amended more than once in any 12-month period.

 (c) Liens on Company Assets - No Participant shall hold a lien on any assets of Realty Income by reason of any Total Award made under the Plan.

 (d) Payment of Awards - Payment of Total Awards under the Plan for a particular Performance Period shall be made as soon as feasible following the end of that Performance Period. All Total Awards shall be made in the form of restricted stock and stock options and cash.

 (e) Deductions - Realty Income retains the right to deduct from all amounts paid in restricted stock and stock options any taxes required by law to be withheld from such payments.

 (f) Plan Agreement - Each Participant must sign the Realty Income Corporation Management Incentive Plan Agreement (Exhibit 2) to confirm his or her participation in the Plan under the terms and conditions set forth herein. A new agreement must be signed within the first four months of each Performance Period.


                               Exhibit 2
                       Realty Income Corporation
                  Management Incentive Plan Agreement

This document shall constitute the agreement between Realty Income
Corporation (Realty Income) and                                  (the
Participant), which confirms participation in the Realty Income
Corporation Management Incentive Plan (the Plan).

Subject to the terms and conditions of the Plan, you are a Participant in the Performance Period beginning January 1, 1998 and ending
December 31, 1998.  Your Target Total Award for the Performance Period
shall be   % of your base salary, or $       , as shown in Table 1
below.

Table 1

                        Target Total Award
  Base Salary          as a % of Base Salary        Target Total Award
  -----------          ---------------------        ------------------
    $                                %                 $


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Your actual Total Award shall be calculated on the basis of the achievement of the performance objectives specified pursuant to the terms of the Plan and as described in this agreement. Realty Income reserves the right to amend performance objectives and targets on the basis of factors beyond the control of the Participant. The performance objectives, the weight each objective carries in determining your Total Award, and the award levels for the Performance Period are shown in Table 2 below and further described on the attached schedule of Management Awards.

Table 2

            1998 Performance Objectives and Award Levels -
                         (Name of Participant)
----------------------------------------------------------------------
Performance Objectives                   Performance Level
  and Award Levels             ---------------------------------------
                                 Minimum       Target        Maximum
                               Performance   Performance   Performance
---------------------------------------------------------------------
FFO PERFORMANCE
       Carries Weight of 60%
         of Total Award

       FFO Per Share Objective    $             $             $

       Percentage of Target
         Award Made for
         FFO Performance              20%          100%          300%
---------------------------------------------------------------------
TSR PERFORMANCE
       Carries Weight of 20%
         of Total Award

       TSR Ranking Objective
        (Relative to Proxy
        Performance Graph
        Peer Group)                 Third        Second         First

       Percentage of Target
         Award Made for TSR
         Performance                  50%          100%          150%
---------------------------------------------------------------------
INDIVIDUAL-SPECIFIC PERFORMANCE
       Carries Weight of 20%
         of Total Award

       Performance on Individual
         -Specific Objectives       Below         Meets       Exceeds

       Percentage of Target
         Award Made for Individual
         Performance                   0%          100%          150%
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Pursuant to the provisions of the Plan, your Total Award, up to the
Target Award, shall be made in the form of cash (25%), restricted stock (25%) and stock options (50%). The amount of your Total Award that exceeds the Target Award shall be in the form of stock options. The number of underlying shares that is granted to you in the form of restricted stock and stock options shall be determined on the basis of Realty Income's stock price (the Grant Price) on the Date of Grant. The Exercise Price on stock options shall equal the Grant Price. Your Total Award shall be made as soon as feasible after the end of the Performance Period.

Restricted stock and stock options that comprise a Total Award shall vest over three years, with one-third of the Total Award vesting one year after the Date of Grant, one-third vesting two years after the Date of Grant, and one-third vesting three years after the Date of Grant. Dividends on the restricted stock portion of a Total Award shall be payable from the Date of Grant.

In the event that your employment with the Company is terminated for reasons other than death, disability, retirement, or a Change in Control, any Total Award for the current, incomplete Performance Period or nonvested restricted shares or stock options from preceding Performance Periods shall be forfeited. (See Section X of the Realty Income Corporation Management Incentive Plan.)

Please read the Realty Income Corporation Management Incentive Plan carefully and retain a copy of the plan document and a copy of the plan agreement for your reference. Indicate your acceptance of the terms of this agreement by signing in the space provided below.

Accepted: REALTY INCOME CORPORATION    Accepted: (Name of Participant)


By:
    -------------------------------    -------------------------------
    Thomas A. Lewis
    Chief Executive Officer



Date:                                  Date:
     ------------------------------         --------------------------











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                               Exhibit 1

                      Proration of Incentive Awards

Percentage FFO                                              Percentage
Growth per Share                                             of Award
-------------------                                         ----------
         0-4%                                                    0.00%
         4.00%                                                  20.00%
         4.25%                                                  26.67%
         4.50%                                                  33.33%
         4.75%                                                  40.00%
         5.00%                                                  46.67%
         5.25%                                                  53.33%
         5.50%                                                  60.00%
         5.75%                                                  66.67%
         6.00%                                                  73.33%
         6.25%                                                  80.00%
         6.50%                                                  86.67%
         6.75%                                                  93.33%
         7.00%                                                 100.00%
         7.25%                                                 105.00%
         7.50%                                                 110.00%
         7.75%                                                 115.00%
         8.00%                                                 120.00%
         8.25%                                                 125.00%
         8.50%                                                 130.00%
         8.75%                                                 135.00%
         9.00%                                                 140.00%
         9.25%                                                 145.00%
         9.50%                                                 150.00%
         9.75%                                                 155.00%
         10.00%                                                160.00%
         10.25%                                                165.00%
         10.50%                                                170.00%
         10.75%                                                175.00%
         11.00%                                                180.00%
         11.25%                                                185.00%
         11.50%                                                190.00%
         11.75%                                                195.00%
         12.00%                                                200.00%
         12.25%                                                208.33%
         12.50%                                                216.67%
         12.75%                                                225.00%
         13.00%                                                233.33%
         13.25%                                                241.67%
         13.50%                                                250.00%
         13.75%                                                258.33%
         14.00%                                                266.67%
         14.25%                                                275.00%
         14.50%                                                283.33%
         14.75%                                                291.67%
         15.00%                                                300.00%
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